CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Considerations Regarding the Reorganization,” “Conditions Precedent” and “Financial Highlights of the Funds” in the Combined Information Statement and Prospectus and “Pro Forma Financial Information” in the Statement of Additional Information in the Registration Statement (Form N-14) of the American Beacon Funds relating to the reorganization of American Beacon Flexible Bond Fund into American Beacon TwentyFour Strategic Income Fund.

We also consent to the incorporation by reference therein of our report dated October 27, 2017, with respect to the financial statements and financial highlights of American Beacon Flexible Bond Fund for the year ended August 31, 2017 included in the Annual Report (Form N-CSR) for 2017 filed with the Securities and Exchange Commission.

                                                                                   /s/ Ernst & Young LLP

Dallas, Texas
August 31, 2018